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EXHIBIT 15.1

The Board of Trustees
Archstone-Smith Trust:

Re:
Registration Statement Nos. 333-114358 (Form S-3), 333-114632 (Form S-3), 333-114770 (Form S-3), 333-133286 (Form S-3), 333-72550 (Form S-8), 333-72506 (Form S-8), 333-60817-99 (Form S-8), 333-60815-99 (Form S-8), 333-31033-99 (Form S-8), 333-31031-99 (Form S-8), 333-43723-99 (Form S-8) and 333-124162 (Form S-3).

        With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated August 14, 2007 related to our review of interim financial information.

        Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered a part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

Denver, Colorado
August 14, 2007

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  EXHIBIT 15.1